Exhibit (g)(20)

Amendment and Novation

Reference is made to the Custody and Investment Accounting Agreement (“Agreement”) between Pacific Select Fund (“PSF”) and State Street Bank and Trust Company (“State Street”), made effective the 1st day of June, 2001, as amended to date.

WHEREAS, PSF is currently organized as a Massachusetts business trust;

WHEREAS, PSF will reorganize (“Reorganization”) as a Delaware statutory trust effective on or about June 30, 2016 pursuant to an Agreement and Plan of Reorganization for a Change of Domicile (“Plan”), subject to shareholder approval and satisfaction of all other necessary conditions precedent, as specified in the Plan;

WHEREAS, upon the effective date of the Reorganization all of the assets and liabilities of each PSF series (each an “Acquired Fund”) will be transferred to its corresponding series of a newly organized Delaware statutory trust identified on Schedule A hereto (each an “Acquiring Fund”), also named Pacific Select Fund, which will succeed to all of the rights, duties and obligations of its PSF predecessor Massachusetts business trust; and

WHEREAS, the parties to the Agreement wish to continue the Agreement, following the Reorganization, in its current form except as amended below, and substituting Pacific Select Fund (the Delaware statutory trust) for PSF (the Massachusetts business trust);

NOW, THEREFORE, in consideration of the mutual agreements and premises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows, effective as of closing of the Reorganization on or about June 30, 2016:

1.

Any and all references in the Agreement to PSF as a “Massachusetts business trust,” including any organizational documents on file in the Commonwealth of Massachusetts, are hereby deleted and replaced to reflect that Pacific Select Fund is a “Delaware statutory trust” with organization documents on file in the state of Delaware.

2.	PSF assigns all of its rights, duties, liabilities and obligations under the Agreement to Pacific Select Fund, a Delaware Statutory Trust.

3.	Pacific Select Fund, a Delaware statutory trust, assumes all rights, duties, liabilities and obligations of PSF under the Agreement.

4.	State Street agrees to the above assignments and assumptions.

5.	All other terms and conditions set forth in the Agreement are hereby confirmed and remain in full force and effect.

IN WITNESS WHEREOF, each of the parties listed below have caused this Amendment and Novation to be executed by their respective officers.

Acknowledged And Agreed To By:

Pacific Select Fund, a Massachusetts business trust

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

Pacific Select Fund, a Delaware statutory trust
By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

Pacific Life Fund Advisors LLC
By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisors Operations	Title: VP & Assistant Secretary

State Street Bank and Trust Company

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

State Street: Limited Access

Schedule A – Custody and Investment Accounting Agreement

List of Portfolios

As of June 30, 2016

(Between Pacific Select Fund and State Street Bank and Trust Company)

Fixed Income Portfolios:

Core Income Portfolio

Diversified Bond

Emerging Markets Debt

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

U.S. Equity Portfolios:

American Funds® Growth

American Funds® Growth-Income

Comstock

Dividend Growth

Equity Index

Focused Growth

Growth

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Equity

Small-Cap Growth

Small-Cap Index

Small-Cap Value

Value Advantage

Sector Portfolios:

Health Sciences

Real Estate

Technology

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

State Street: Limited Access

Asset Allocation/Balanced Portfolios:

American Funds® Asset Allocation

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Pacific Dynamix Underlying Portfolios:

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets

Alternative Strategies Portfolios:

Absolute Return Portfolio

Currency Strategies Portfolio

Equity Long Short Portfolio

Global Absolute Return Portfolio

Precious Metals Portfolio

State Street: Limited Access